For Immediate Release

Contact: Tate Fite Chief Financial Officer 011.7.495.221.5166 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces Subscriber Growth Numbers for

 January 2007

New York, NY – February 8, 2007– Moscow CableCom Corp. (NASDAQ: MOCC) today announced the growth of its homes passed network and of the number of active subscribers for its broadband services in Moscow, as of January 31, 2007:

ACTIVE SUBSCRIBERS

	January 31, 2007	December 31, 2006	Change (1 month)	Percent Change
Homes Passed	812,329	782,249	30,080	3.8%

Terrestrial Broadcasting subscribers % Saturation	183,931 22.6%	173,558 22.2%	10,373	6.0%
Pay TV subscribers % Saturation	71,923 8.9%	65,310 8.3%	6,613	10.1%
Internet subscribers % Saturation	103,609 12.8%	98,106 12.5%	5,503	5.6%

ACTUAL SUBSCRIBERS

	January 31, 2007	December 31, 2006	Change (1 Month)	Percent Change
Terrestrial Broadcasting subscribers % Saturation	184,938 22.8%	174,567 22.3%	10,371	5.9%
Pay TV subscribers % Saturation	82,864 10.2%	75,725 9.7%	7,139	9.4%
Internet subscribers % Saturation	117,296 14.4%	110,017 14.1%	7,279	6.6%

Mikhail Smirnov, MOCC’s Chief Executive Officer, commented: “We are pleased with our progress during a seasonally low month due to the traditional Russian New Year holiday in the first week of January.  Relative to January 2006, we increased our revenues in line or above the rate of growth achieved a year ago.  Our success reflects our continued focus on aggressive sales and marketing initiatives and the strong growth of our network in a market notable for continued expansion of local consumer demand.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K/A for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

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